Exhibit 99.1
NEWS RELEASE

FOR RELEASE: IMMEDIATE

GATX CORPORATION REPORTS 2017 FIRST-QUARTER RESULTS
CHICAGO, April 20, 2017 - GATX Corporation (NYSE:GATX) today reported 2017 first quarter net income of $57.5 million or $1.44 per diluted share, compared to net income of $69.3 million or $1.66 per diluted share in the first quarter of 2016. The first-quarter 2016 results included a net gain of approximately $1.5 million, or $0.04 per diluted share, associated with the planned exit of the majority of Portfolio Management’s marine investments. Details related to the exit of Portfolio Management’s marine investments are provided in the attached Supplemental Information.
Brian A. Kenney, president and chief executive officer of GATX, stated, “For the second consecutive quarter, North American car loadings increased and railroad velocity decreased on a year over year basis. However, continued railcar oversupply, a large railcar manufacturing backlog, and low fleet utilization among certain competitors combined to prevent general lease rate improvement in the first quarter.
“Consequently, while GATX’s fleet utilization increased to 99.1% in the quarter, the renewal lease rate change of GATX’s Lease Price Index decreased by 32.6%, with an average renewal term of 29 months. Our renewal success rate was excellent at 72.4%. Our commercial team effectively deployed railcars and displaced competitors’ railcars despite the idle capacity in the industry.
“Rail International continues to produce solid operating results. GATX Rail Europe maintained high fleet utilization of 95.0% despite railcar oversupply in the petroleum market. We continue to upgrade customers’ fleets with new railcars, while successfully assigning displaced, older cars to new customers. American Steamship Company’s sailing season began at the end of March, and ten vessels are currently scheduled to operate in 2017. The Rolls-Royce and Partners Finance affiliates continue to perform very well. Demand for spare aircraft engines remains solid across the fleet, and 2017 investment prospects are positive.”

Mr. Kenney concluded, “The year is progressing as we expected, and therefore at this time our 2017 full-year earnings estimate is unchanged at $4.40 - $4.60 per diluted share.”
RAIL NORTH AMERICA
Rail North America reported segment profit of $93.0 million in the first quarter of 2017, compared to $108.7 million in the first quarter of 2016. Higher gains on asset dispositions in the first quarter of 2017 were more than offset by lower lease revenue and higher maintenance expense, resulting in lower segment profit in 2017.
At March 31, 2017, Rail North America’s wholly owned fleet comprised approximately 121,000 railcars, including approximately 17,400 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.
Fleet utilization was 99.1% at the end of the first quarter, compared to 98.9% at the end of the prior quarter and 98.9% at the end of the first quarter of 2016. During the first quarter of 2017, the GATX Lease Price Index (LPI), a weighted-average lease renewal rate for a group of railcars representative of Rail North America’s fleet, decreased 32.6% over the weighted-average expiring lease rate. This compares to a 36.2% decrease in the prior quarter and a 6.4% increase in the first quarter of 2016. The average lease renewal term for cars included in the LPI during the first quarter was 29 months, compared to 29 months in the prior quarter and 34 months in the first quarter of 2016. Rail North America’s investment volume during the first quarter was approximately $103 million.
Additional fleet statistics, including information about the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided on the last page of this press release.
RAIL INTERNATIONAL
Rail International’s segment profit was $13.4 million in the first quarter of 2017, compared to $12.6 million in the first quarter of 2016. The improvement in segment profit was primarily driven by lower maintenance expenses, including fewer wheelset replacements.
At March 31, 2017, GATX Rail Europe's (GRE) fleet consisted of approximately 23,100 cars and utilization was 95.0%, compared to 95.6% at the end of the prior quarter and 95.1% at the end of the first quarter of 2016. Additional fleet statistics for GRE are provided on the last page of this press release.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (ASC) reported a segment loss of $0.2 million in the first quarter of 2017, compared to a segment profit of $0.9 million in the first quarter of 2016. ASC’s operations are limited during the first quarter as the vessels are in winter lay-up from mid-January through late-March.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $14.7 million in the first quarter of 2017, compared to $18.6 million in the first quarter of 2016. First quarter 2016 segment profit included a gain of approximately $2.4 million associated with the planned exit of the majority of the marine investments. The operating environment at Rolls-Royce and Partners Finance affiliates is positive with modestly higher affiliate income in 2017.
COMPANY DESCRIPTION
GATX Corporation (NYSE:GATX) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. As the leading global railcar lessor, GATX has been providing quality railcars and services to its customers for more than 118 years. GATX has been headquartered in Chicago, Illinois, since its founding in 1898. For more information, please visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss its 2017 first-quarter results. Call details are as follows:
Thursday, April 20th
11:00 A.M. Eastern Time
Domestic Dial-In: 1-888-417-2254
International Dial-In: 1-719-457-2605
Replay: 1-888-203-1112 or 1-719-457-0820/Access Code: 8092911

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These statements include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would”, and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.
The following factors, in addition to those discussed in our other filings with the SEC, including our Form 10-K for the year ended December 31, 2016 and subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•
exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving our railcars
•
inability to maintain our assets on lease at satisfactory rates due to oversupply of railcars in the market or other changes in supply and demand
•
weak economic conditions and other factors that may decrease demand for our assets and services
•
decreased demand for portions of our railcar fleet due to adverse changes in the price of, or demand for, commodities that are shipped in our railcars
•
higher costs associated with increased railcar assignments following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•
events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•
financial and operational risks associated with long-term railcar purchase commitments
•
reduced opportunities to generate asset remarketing income
•
operational and financial risks related to our affiliate investments, including the Rolls-Royce & Partners Finance joint ventures (collectively the “RRPF affiliates”)
•
fluctuations in foreign exchange rates

•
failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•
improvements in railroad efficiency that could decrease demand for railcars
•
the impact of regulatory requirements applicable to tank cars carrying crude, ethanol, and other flammable liquids
•
asset impairment charges we may be required to recognize
•
deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•
competitive factors in our primary markets, including competitors with a significantly lower cost of capital than GATX
•
risks related to international operations and expansion into new geographic markets
•
changes in, or failure to comply with, laws, rules, and regulations
•
inability to obtain cost-effective insurance
•
environmental remediation costs
•
inadequate allowances to cover credit losses in our portfolio
•
inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Christopher LaHurd
312-621-6228
christopher.lahurd@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(4/20/17)

--Tabular Follow

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended March 31

	2017	2016
Revenues
Lease revenue	$272.7	$284.5
Marine operating revenue	17.0	20.3
Other revenue	26.4	29.6
Total Revenues	316.1	334.4
Expenses
Maintenance expense	77.9	78.5
Marine operating expense	12.9	12.3
Depreciation expense	72.0	69.3
Operating lease expense	15.8	16.8
Other operating expense	9.6	8.8
Selling, general and administrative expense	42.9	38.8
Total Expenses	231.1	224.5
Other Income (Expense)
Net gain on asset dispositions	24.9	23.2
Interest expense, net	(39.2)	(37.2)
Other expense	(1.3)	(3.3)
Income before Income Taxes and Share of Affiliates’ Earnings	69.4	92.6
Income Taxes	(20.6)	(30.8)
Share of Affiliates’ Earnings (net of tax)	8.7	7.5
Net Income	$57.5	$69.3

Share Data
Basic earnings per share	$1.46	$1.67
Average number of common shares	39.4	41.4
Diluted earnings per share	$1.44	$1.66
Average number of common shares and common share equivalents	39.9	41.8
Dividends declared per common share	$0.42	$0.40

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	March 31	December 31
	2017	2016
Assets
Cash and Cash Equivalents	$155.2	$307.5
Restricted Cash	3.8	3.6
Receivables
Rent and other receivables	67.0	85.9
Finance leases	144.5	147.7
Less: allowance for losses	(5.7)	(6.1)
	205.8	227.5

Operating Assets and Facilities	8,631.1	8,446.4
Less: allowance for depreciation	(2,666.1)	(2,641.7)
	5,965.0	5,804.7

Investments in Affiliated Companies	396.9	387.0
Goodwill	78.7	78.0
Other Assets	291.5	297.1
Total Assets	$7,096.9	$7,105.4
Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$143.3	$174.8
Debt
Commercial paper and borrowings under bank credit facilities	3.0	3.8
Recourse	4,250.9	4,253.2
Capital lease obligations	13.5	14.9
	4,267.4	4,271.9

Deferred Income Taxes	1,110.4	1,089.4
Other Liabilities	190.6	222.1
Total Liabilities	5,711.7	5,758.2
Total Shareholders’ Equity	1,385.2	1,347.2
Total Liabilities and Shareholders’ Equity	$7,096.9	$7,105.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2017
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$227.2	$43.3	$1.0	$1.2	$—	$272.7
Marine operating revenue	—	—	6.4	10.6	—	17.0
Other revenue	24.8	1.1	—	0.5	—	26.4
Total Revenues	252.0	44.4	7.4	12.3	—	316.1
Expenses
Maintenance expense	67.7	10.0	0.2	—	—	77.9
Marine operating expense	—	—	5.3	7.6	—	12.9
Depreciation expense	59.0	11.2	0.1	1.7	—	72.0
Operating lease expense	15.0	—	0.8	—	—	15.8
Other operating expense	8.1	1.2	—	0.3	—	9.6
Total Expenses	149.8	22.4	6.4	9.6	—	188.2
Other Income (Expense)
Net gain on asset dispositions	23.8	0.8	—	0.3	—	24.9
Interest (expense) income, net	(31.1)	(7.9)	(1.2)	(2.2)	3.2	(39.2)
Other (expense) income	(2.0)	(1.5)	—	2.3	(0.1)	(1.3)
Share of affiliates’ earnings (pretax)	0.1	—	—	11.6	—	11.7
Segment Profit (Loss)	$93.0	$13.4	$(0.2)	$14.7	$3.1	$124.0
Selling, general and administrative expense						42.9
Income taxes (includes $3.0 related to affiliates’ earnings)						23.6
Net Income						$57.5
Selected Data:
Investment Volume	$102.8	$18.7	$7.3	$—	$0.2	$129.0
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$21.1	$—	$—	$—	$—	$21.1
Residual sharing income	0.1	—	—	0.3	—	0.4
Non-remarketing disposition gains (1)	2.6	0.8	—	—	—	3.4
Asset impairment	—	—	—	—	—	—
Total Net Gain on Asset Dispositions	$23.8	$0.8	$—	$0.3	$—	$24.9

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended March 31, 2016
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$236.6	$44.9	$1.0	$2.0	$—	$284.5
Marine operating revenue	—	—	4.1	16.2	—	20.3
Other revenue	27.8	1.6	—	0.2	—	29.6
Total Revenues	264.4	46.5	5.1	18.4	—	334.4
Expenses
Maintenance expense	65.8	12.5	0.2	—	—	78.5
Marine operating expense	—	—	2.9	9.4	—	12.3
Depreciation expense	56.5	11.1	—	1.7	—	69.3
Operating lease expense	16.8	—	—	—	—	16.8
Other operating expense	6.9	1.4	—	0.5	—	8.8
Total Expenses	146.0	25.0	3.1	11.6	—	185.7
Other Income (Expense)
Net gain on asset dispositions	18.6	0.7	—	3.9	—	23.2
Interest (expense) income, net	(27.2)	(7.3)	(1.1)	(2.2)	0.6	(37.2)
Other (expense) income	(1.3)	(2.2)	—	—	0.2	(3.3)
Share of affiliates’ earnings (pretax)	0.2	(0.1)	—	10.1	—	10.2
Segment Profit	$108.7	$12.6	$0.9	$18.6	$0.8	$141.6
Selling, general and administrative expense						38.8
Income taxes (includes $2.7 related to affiliates’ earnings)						33.5
Net Income						$69.3
Selected Data:
Investment Volume	$112.9	$22.0	$4.7	$—	$0.6	$140.2
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$17.6	$—	$—	$2.4	$—	$20.0
Residual sharing income	0.3	—	—	1.5	—	1.8
Non-remarketing disposition gains (1)	0.7	0.7	—	—	—	1.4
Asset impairment	—	—	—	—	—	—
Total Net Gain on Asset Dispositions	$18.6	$0.7	$—	$3.9	$—	$23.2

(1) Includes scrapping gains.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income*

	Three Months Ended March 31
	2017	2016
Net income (GAAP)	$57.5	$69.3

Adjustments attributable to consolidated income, pretax:
Net gain on wholly owned Portfolio Management marine investments	—	(2.4)
Total adjustments attributable to consolidated income, pretax	$—	$(2.4)
Income taxes thereon, based on applicable effective tax rate	$—	$0.9

Net income, excluding tax adjustments and other items (non-GAAP)	$57.5	$67.8

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share*

	Three Months Ended March 31
	2017	2016
Diluted earnings per share (GAAP)	$1.44	$1.66
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.44	$1.62

(*) In addition to financial results reported in accordance with GAAP, we provide certain non-GAAP financial information. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income and diluted earnings per share because we believe these items are not attributable to our business operations. Management utilizes this information when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	3/31/2016	6/30/2016	9/30/2016	12/31/2016	3/31/2017
Assets by Segment, as adjusted (non-GAAP)*
Rail North America	$5,173.3	$5,235.7	$5,243.0	$5,216.5	$5,269.4
Rail International	1,150.9	1,127.2	1,153.0	1,084.8	1,116.0
ASC	285.5	301.9	289.6	281.3	307.5
Portfolio Management	597.3	608.3	595.0	589.9	597.4
Other	75.9	77.0	75.9	80.9	72.2
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,282.9	$7,350.1	$7,356.5	$7,253.4	$7,362.5
Debt, Net of Unrestricted Cash*
Unrestricted cash	$(216.2)	$(177.6)	$(211.5)	$(307.5)	$(155.2)
Commercial paper and bank credit facilities	17.9	28.5	5.1	3.8	3.0
Recourse debt	4,304.3	4,298.8	4,204.4	4,253.2	4,250.9
Non-recourse debt	4.7	2.3	—	—	—
Capital lease obligations	16.9	16.6	15.1	14.9	13.5
Total debt, net of unrestricted cash (GAAP)	4,127.6	4,168.6	4,013.1	3,964.4	4,112.2
Off-balance sheet recourse debt	454.4	449.0	483.1	459.1	424.6
Total debt, net of unrestricted cash, as adjusted (non-GAAP)	$4,582.0	$4,617.6	$4,496.2	$4,423.5	$4,536.8
Total Recourse Debt (1)	$4,577.3	$4,615.3	$4,496.2	$4,423.5	$4,536.8
Shareholders’ Equity	$1,305.3	$1,308.5	$1,371.5	$1,347.2	$1,385.2
Recourse Leverage (2)	3.5	3.5	3.3	3.3	3.3
 _________

(1)	Includes on- and off-balance sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.

(2)	Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets, excluding cash (GAAP) to Total Assets, excluding cash, as adjusted (non-GAAP)
Total Assets	$7,062.0	$7,090.6	$7,089.3	$7,105.4	$7,096.9
Less: cash	(233.5)	(189.5)	(215.9)	(311.1)	(159.0)
Total Assets, excluding cash (GAAP)	6,828.5	6,901.1	6,873.4	6,794.3	6,937.9
Add off-balance sheet assets:
Rail North America	447.3	443.3	478.9	456.5	423.9
ASC	7.1	5.7	4.2	2.6	0.7
Total off-balance sheet assets	454.4	449.0	483.1	459.1	424.6
Total Assets, excluding cash, as adjusted (non-GAAP)	$7,282.9	$7,350.1	$7,356.5	$7,253.4	$7,362.5

(*) We disclose total on- and off-balance sheet assets because certain operating assets are accounted for as operating leases and are not recorded on the balance sheet. We include these leased-in assets in our calculation of total assets (as adjusted) because we believe it gives investors a more comprehensive representation of the magnitude of the assets we operate and that drive our financial performance. In addition, this calculation of total assets (as adjusted) provides consistency with other non-financial information we disclose. We also provide information regarding our leverage ratios, which are expressed as a ratio of debt (including off-balance sheet debt) to equity. The off-balance sheet debt amount in this calculation is the equivalent of the off-balance sheet asset amount. We believe reporting this corresponding off-balance sheet debt amount provides investors and other users of our financial statements with a more comprehensive representation of our debt obligations, leverage, and capital structure.

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	3/31/2016	6/30/2016	9/30/2016	12/31/2016	3/31/2017
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	6.4%	(25.4)%	(21.4)%	(36.2)%	(32.6)%
Average renewal term (months)	34	34	29	29	29
Fleet Rollforward (2)
Beginning balance	106,146	105,422	105,368	104,874	104,522
Cars added	811	857	764	1,087	795
Cars scrapped	(743)	(567)	(590)	(579)	(806)
Cars sold	(792)	(344)	(668)	(860)	(839)
Ending balance	105,422	105,368	104,874	104,522	103,672
Utilization	98.9%	98.1%	99.0%	98.9%	99.1%
Average active railcars	104,505	103,824	103,479	103,702	102,976
Boxcar Fleet
Ending balance	18,338	18,209	18,089	17,706	17,415
Utilization	97.1%	97.1%	94.7%	93.8%	92.9%
Rail Europe Statistics
Fleet Rollforward
Beginning balance	22,923	22,859	23,088	22,966	23,122
Cars added	191	323	78	287	207
Cars scrapped/sold	(255)	(94)	(200)	(131)	(198)
Ending balance	22,859	23,088	22,966	23,122	23,131
Utilization	95.1%	94.8%	95.0%	95.6%	95.0%
Average active railcars	21,854	21,747	21,830	22,002	22,012
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (3)	74.8%	75.4%	75.3%	76.0%	76.1%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (4)	(13.8)%	(12.3)%	(10.5)%	(8.2)%	5.7%
Year-over-year Change in U.S. Carloadings (chemical) (4)	3.2%	2.4%	1.7%	1.5%	(1.2)%
Year-over-year Change in U.S. Carloadings (petroleum) (4)	(20.9)%	(21.7)%	(22.2)%	(21.4)%	(13.2)%
Production Backlog at Railcar Manufacturers (5)	95,038	89,155	77,640	66,681	n/a (6)
American Steamship Company Statistics
Total Net Tons Carried (millions)	0.6	8.9	8.7	7.2	1.0
 _________
(1) GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures lease rate pricing on renewals for our North American railcar fleet, excluding boxcars. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate, weighted by fleet composition. The average renewal lease term is reported in months and reflects the average renewal lease term of railcar types in the LPI, weighted by fleet composition.
(2) Excludes boxcar fleet.
(3) As reported and revised by the Federal Reserve.
(4) As reported by the Association of American Railroads (AAR).
(5) As reported by the Railway Supply Institute (RSI).
(6) Not available, not published as of the date of this release.